Exhibit 10.1

Execution Copy

AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”) is entered into as of             , 2010 by and among FirstEnergy Corp., an Ohio corporation (“Parent”), Element Merger Sub, Inc., a Maryland corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and Allegheny Energy, Inc., a Maryland corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent, Merger Sub, and the Company (collectively, the “Parties”) entered into an Agreement and Plan of Merger dated as of February 10, 2010 (the “Agreement”);

WHEREAS, Section 8.12 of the Agreement permits amendments to the Agreement if in writing and signed by each of the Parties; and

WHEREAS, the Parties desire to amend the Agreement as provided in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Section 1. Defined Terms. Capitalized terms used in this Amendment without separate definition shall have the respective meanings assigned to them in the Agreement.

Section 2. Amendment to Section 4.3. Section 4.3(a) of the Agreement is hereby amended by amending and restating the third sentence of such section as follows:

“The Board of Directors of Parent has unanimously resolved to recommend (the “Parent Recommendation”) that Parent’s shareholders authorize and approve the issuance of shares of Parent Common Stock in connection with the Merger (the “Stock Issuance”) and the other Transactions and adopt an amendment to Parent’s articles of incorporation providing for an increase in the authorized capital stock of Parent to 495,000,000 shares (the “Charter Amendment”), and such resolutions have not been subsequently rescinded, modified or withdrawn in any way.”

Section 3. Amendment to Section 4.17. Section 4.17(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“The affirmative vote of holders of a majority of the outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of Parent capital stock necessary to (i) authorize and approve the Stock Issuance and the other

Transactions and (ii) adopt the Charter Amendment (collectively, the “Parent Shareholder Approval”), and no other vote of the holders of any class or series of Parent capital stock is necessary to authorize or approve this Agreement or the Transactions.”

Section 4. Amendment to Section 5.6. Section 5.6(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Each of the Company and Parent shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, take all action necessary in accordance with applicable Laws and the Company Organizational Documents, in the case of the Company, and the Parent Organizational Documents, in the case of Parent, to duly give notice of, convene and hold a meeting of its stockholder or shareholders, respectively, to be held as promptly as practicable to consider, in the case of Parent, the authorization and approval of the Stock Issuance and the other Transactions and the adoption of the Charter Amendment (the “Parent Shareholders’ Meeting”) and, in the case of the Company, the adoption of this Agreement and the approval of the Transactions including the Merger (the “Company Stockholders’ Meeting”). Except in the case of a Company Change of Recommendation in accordance with the terms of this Agreement, the Company will, through its Board of Directors, recommend that its stockholders adopt this Agreement and will use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and to take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the NYSE or applicable Laws to obtain such approvals. Except in the case of a Parent Change of Recommendation in accordance with the terms of this Agreement, Parent will, through its Board of Directors, recommend that its shareholders authorize and approve the Stock Issuance and the other Transactions and adopt the Charter Amendment, and will use reasonable best efforts to solicit from its shareholders proxies in favor of the Stock Issuance and the other Transactions and the Charter Amendment and to take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of the NYSE or applicable Laws to obtain such approvals.”

Section 5. Effect of Amendment. The Parties agree that except as otherwise set forth herein, all terms, conditions and provisions of the Agreement shall remain in full force and effect. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

Section 6. Dissenters’ Rights. Each of the Parties hereby acknowledges that in connection with the Transactions Parent intends to offer the holders of Parent Common Stock dissenters’ rights as described in the applicable provisions of the Ohio General Corporation Law.

Section 7. Entire Agreement. From and after the execution of this Amendment by the Parties, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended hereby.

Section 8. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

Section 9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one instrument. Any signature page delivered by a facsimile machine shall be binding to the same extent as an original signature page.

Section 10. Headings. The section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date first above written.

FIRSTENERGY CORP.

	By:	/s/ Anthony J. Alexander
	Name:	Anthony J. Alexander
	Title:	President and Chief Executive Officer

ELEMENT MERGER SUB, INC.

By:	/s/ Mark T. Clark
	Name:	Mark T. Clark
	Title:	Executive Vice President and Chief Financial Officer

ALLEGHENY ENERGY, INC.

By:	/s/ Paul J. Evanson
	Name:	Paul J. Evanson
	Title:	Chairman, President & Chief Executive Officer

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